FORM OF RESTRICTED STOCK AWARD AGREEMENT

UNDER THE

AG MORTGAGE INVESTMENT TRUST, INC.

EQUITY INCENTIVE PLAN

Name of Participant:	[ ] (the “Participant”)
Total Number of Shares Subject to the Award:	[ ] (the “Shares”)
Award Date:	[ ] (the “Award Date”)
Vesting Schedule:

One-Third (1/3) of the Shares will vest on each of the first, second, and third anniversaries of the Award Date, subject to the Participant remaining continuously employed or in service to the Company on each such date, as described below:

_________ Shares to vest on [ ]
_________ Shares to vest on [ ]
_________ Shares to vest on [ ]

[Performance-based vesting provisions, if applicable]

This Restricted Stock Award Agreement (the “Award Agreement”) is between AG Mortgage Investment Trust, Inc. (the “Company”) and the Participant named above. The Company hereby grants to the Participant a Restricted Stock Award, subject to vesting and certain other restrictions as provided in this Award Agreement, under the AG Mortgage Investment Trust, Inc. Equity Incentive Plan, as the same may be amended from time to time (the “Plan”). Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.    Award of Restricted Stock. The Company hereby grants the Participant, effective as of the Award Date, the number of Shares set forth above under “Total Number of Shares Subject to the Award,” upon the terms and conditions set forth in the Plan and this Award Agreement (as described herein, the “Award”).

2.    Acceptance of Award. The Participant shall have no rights with respect to the Award and this Award Agreement unless the Participant has read and acknowledged this Award Agreement prior to the close of business on the first business day on or after the _________ calendar day following the Award Date by signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award Agreement by the Participant, the Participant’s name shall be entered as the shareholder of record on the books of the Company. Thereupon, the Participant shall have all the rights of a shareholder with respect to such Shares, including voting rights, subject, however, to the restrictions and conditions specified in Section 5 below.

3. Restrictions and Conditions.

(a) Certificates, if any, evidencing the Shares granted herein may bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such Shares are subject to restrictions as set forth herein and in the Plan, and shall remain in the possession of the Company until such Shares are no longer subject to the restrictions set forth in this Award Agreement.

(b) Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant prior to vesting, at such times as are set forth under “Vesting Schedule” above.

4. Vesting. On each vesting date described in the “Vesting Schedule” above, the resulting aggregate number of vested Shares will be rounded to the nearest whole number. A Participant’s unvested Shares (and any dividends or distributions thereon) shall be immediately forfeited if and when the Participant ceases to be a Service Provider (as defined in the Plan). In the event of a Change of Control while the Participant is in service hereunder, all Shares, to the extent then unvested, shall immediately prior to such Change of Control become fully vested Shares.

5. Dividends. The Participant shall be paid cash in an amount equal to (a) the dollar value of cash dividends paid by the Company per Share during the period starting on the Award Date and ending on the date the Shares vest pursuant to Section 4 above, multiplied by (b) the number of Shares vested as of such date. Any such dividends shall be paid to the Participant, without interest, as soon as administratively practicable following the date such shares vest under the terms of this Award Agreement.

6. Tax Treatment. The Participant acknowledges that he will consult with a personal tax advisor regarding the federal, state, and local tax consequences of the Award of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Award Agreement. The Participant is not relying on any statements or representations of the Company or any of its agents. The Participant understands that he is responsible for his own tax liability that may arise as a result of this Award of the Shares or any other matters related to this Agreement. Participant understands that Code Section 83 treats as taxable ordinary income the fair market value of the Shares as of the date the Shares vest hereunder. Alternatively, Participant understands that he may elect to be taxed at the time the Shares are granted rather than when the Shares vest hereunder by filing an election under Code Section 83(b) with the Internal Revenue Service within 30 days from the Award Date.

7. Tax Withholding. The Participant hereby agrees to make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Participant’s rights under this Award Agreement. The Participant may satisfy any withholding obligation, in whole or in part, by electing (a) to make a payment to the Company in cash, by check, electronic funds transfer or by other instrument acceptable to the Company, (b) to deliver to the Company a number of already-owned Company shares having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), as may be permitted pursuant to written policies or rules adopted by the Committee in effect at the time of exercise, or (c) by any combination of (a) and (b). In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Participant to have the Company withhold a number of Shares which would otherwise be issued pursuant to this Award Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share). The value of Company shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the Fair Market Value of a Company share as of the date the amount of tax to be withheld is to be determined. For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.

8. The Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and its representatives in respect of any questions arising under the Plan or this Award Agreement.

9. No Right to Employment or Continued Service. In consideration of the grant of the Award by the Company, the Participant agrees to render faithful and efficient services to the Company. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the Participant’s services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Laws or in a written agreement between the Participant and the Company or its Affiliates.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11. Securities Matters. The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other Applicable Laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to such Applicable Laws. To the extent permitted by Applicable Laws, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

12. Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by Applicable Laws, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

13. Electronic Signature. All references to signatures of documents in this Award can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Award. The Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

14. Entire Award Agreement. This Award Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations, and negotiations in respect thereto.

15. Benefit and Binding Effect. This Award Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Award Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

16. Governing Law. This Award Agreement shall be governed by the laws of the State of Maryland, without giving effect to its conflict or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

17. Counterparts. This Award Agreement is to be executed in duplicate and may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AG MORTGAGE INVESTMENT TRUST, INC.

By:
Name:
Title:

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY, THE COMPANY SHALL REVOKE ALL SHARES GRANTED TO THE PARTICIPANT, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement.

Participant